Exhibit 99.1

McorpCX, Inc. Announces Listing on the TSX Venture Exchange, and Completion of Private Placement

San Francisco, CA, February 2, 2016 (GLOBE NEWSWIRE) Customer experience solutions company McorpCX Inc. (OTCQB:MCCX) is pleased to announce that it anticipates its common shares will commence trading on the TSX Venture Exchange on or about February 02, 2016 under the trading symbol "MCX", and that it has closed a non-brokered private placement financing for aggregate gross proceeds of $2,745,000.

The non-brokered private placement was for 3,660,000 common shares of the Company at a price of US$0.75 per Share, for aggregate gross proceeds of $2,745,000. The placement was completed in connection with the Company's application for listing on the TSX Venture Exchange, which is publicly filed on the web site of the Canadian Securities Administrators at www.sedar.com. The Company intends to use the proceeds for sales and marketing, product development and for general working capital purposes, as more particularly described in the Listing Application.

TSX Venture Exchange issued its conditional listing approval on December 15, 2015, to list the company's common shares on the Exchange as a Tier 2 Technology Issuer. The Company has received confirmation from the Exchange that the conditions for listing have been satisfied, as published in the TSX Venture Exchange Final Exchange Bulletin on February 1, 2016.

"This is another significant milestone in the development of our company" said Michael Hinshaw, President and CEO of McorpCX. "We see the TSX Venture Exchange as one of world's leading public venture markets for early-stage companies like ours, accelerating our ability to fuel our business strategy. We're excited to continue our innovation-driven transition efforts, and anticipate that this placement and our listing on the TSX Venture Exchange will help us add additional value for our shareholders," he concluded.

McorpCX Inc., a California company, is a fully reporting issuer on the OTCQB® Venture Marketplace for entrepreneurial and development stage companies, and will continue to trade in the United States under the ticker symbol "MCCX".

This news release does not constitute an offer to sell or solicitation of an offer to buy any of the Company's securities in the United States. The securities have not been and will not be registered under the United States Securities Act of 1933, as amended or any state securities laws and may not be offered or sold within the United States or to U.S. Persons unless registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration requirements is available. The Shares issued under the Private Placement are "restricted securities" under the U.S. Securities Act and are also subject to a minimum four month hold period under Canadian securities laws.

About McorpCX

McorpCX is a leading customer experience services company delivering consulting and technology solutions to customer-centric organizations since 2002. Touchpoint Mapping® - our signature product and approach to quantifying customer experience - has driven significant business results for some of the world's leading companies, automatically mapping the complex, cross-channel maze of touchpoints that drive customer experience. A pioneer in the fast-growing customer experience services and technology sector, our proprietary approach and cloud-based software deliver actionable data and on-demand "Voice-of-the-Customer" insights to dramatically improve customer experience, brand position, customer and employee satisfaction, loyalty and engagement for leaders in financial services, retail, technology, consumer products, and other industries. Online at: http://mcorp.cx/ and http://www.investors.mcorp.cx/

For more information, please contact:

General Information: 1-866-526-2655 toll free in the U.S., or +1-415-526-2655
Media:  Denise Marshall at +1-415-526-2655, Ext. 706
Investors: Andrew Barwicki at +1-516-662-9461

Forward-Looking Statements

Certain information set out in this news release constitutes forward-looking information. Forward looking statements are often, but not always, identified by the use of words such as "seek", "anticipate", "plan", "continue", "estimate", "expect", "may", "will", "intend", "could", "might", "should", "believe" and similar expressions. In particular, this news release contains forward-looking statements in respect of among other things, the use of the net proceeds from the Private Placement, the listing of the Shares on the Exchange and the timing of the TSXV Listing. Forward-looking statements are based upon the opinions and expectations of management of the Company as at the effective date of such statements and, in certain cases, information provided or disseminated by third parties. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, and that information obtained from third party sources is reliable, they can give no assurance that those expectations will prove to have been correct. Readers are cautioned not to place undue reliance on forward-looking statements included in this document, as there can be no assurance that the plans, intentions or expectations upon which the forward-looking statements are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties that contribute to the possibility that the predictions, forecasts, projections and other forward-looking statements will not occur, which may cause actual results in future periods to differ materially from any estimates or projections of future performance or results expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, risk factors set forth in the Company's Listing Application under the heading "Risk Factors", a copy of which is filed on SEDAR at www.SEDAR.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive. These statements are made as at the date hereof and unless otherwise required by law, the Company does not intend, or assume any obligation, to update these forward-looking statements.

NEITHER THE TSX VENTURE EXCHANGE NOR ITS REGULATION SERVICES PROVIDER (AS THAT TERM IS DEFINED IN THE POLICIES OF THE TSX VENTURE EXCHANGE) ACCEPTS RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS NEWS RELEASE